                                                              EXHIBIT (a)(1)(C)
                         NOTICE OF GUARANTEED DELIVERY
                     FOR TENDER OF SHARES OF COMMON STOCK
                                      OF
                   AUTOLOGIC INFORMATION INTERNATIONAL, INC.
                                      AT
                             $7.127 NET PER SHARE
                                      BY
                          AUTOLOGIC ACQUISITION CORP.
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                               AGFA CORPORATION
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                               AGFA-GEVAERT N.V.

    ----------------------------------------------------------------------
             THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
         MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 31, 2001,
                               UNLESS EXTENDED.
    ----------------------------------------------------------------------

   This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, $0.01 par value per share (individually, a "Share" and, collectively, "Shares") of Autologic Information International, Inc., a Delaware corporation, are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the depositary for the Offer, The Bank of New York (the "Depositary"), prior to October 31, 2001. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or United States mail, overnight mail or courier to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

             THE DEPOSITARY FOR THE OFFER IS: THE BANK OF NEW YORK

         BY MAIL             BY HAND IN NEW YORK:        BY HAND/OVERNIGHT
   The Bank of New York      The Bank of New York             COURIER:
    Tender & Exchange         Tender & Exchange         The Bank of New York
        Department                Department             Tender & Exchange
      P.O. Box 11248       c/o The Depository Trust          Department
  Church Street Station            Company            385 Rifle Camp Road, 5th
 New York, NY 10286-1248       55 Water Street                 floor
                            Jeanette Park Entrance    West Paterson, NJ 07424
                              New York, NY 10041

                               ----------------

                          BY FACSIMILE TRANSMISSION:
                                (973) 247-4077

             TO CONFIRM RECEIPT OF NOTICE OF GUARANTEED DELIVERY:
                                (973) 247-4078

                               ----------------

   Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via a facsimile transmission to a number other than as set forth above, will not constitute a valid delivery.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver (i) the Letter of Transmittal or an Agent's Message (as defined in Section 2 of the Offer to Purchase) and (ii) certificates for Shares or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

   The undersigned hereby tenders to Autologic Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Agfa Corporation, a Delaware corporation, which is in turn a wholly owned subsidiary of Agfa-Gevaert N.V., a company organized under the laws of Belgium, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 3, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together with the Offer to Purchase and any amendments or supplements thereto collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

 Number of Shares:                        Names(s) of Record Holder(s):

 -----------------------------------      -----------------------------------

 Certificate Numbers                      -----------------------------------
 (if Available):
                                          -----------------------------------
 -----------------------------------           (Please Type or Print)

 -----------------------------------      -----------------------------------

 -----------------------------------      -----------------------------------
                                                       Address
 If Shares(s) will be tendered by
 book-entry transfer:                     -----------------------------------
                                                      Zip Code
 Names of Tendering Institutions:
                                          -----------------------------------
 -----------------------------------         Area Code and Telephone No.

 -----------------------------------      -----------------------------------

 -----------------------------------      -----------------------------------

 Account No.: ______________________      -----------------------------------
                                              Signature(s) of Holder(s)
 [_]The Depository Trust Company

 Transaction Code:

 Date: _____________________________

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE

                    (Not to be used for signature guarantee)

    The undersigned, an Eligible Institution, hereby guarantees to deliver to the Depositary the certificates representing Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares, in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message in the case of a book-entry delivery of shares, and any other documents required by the Letter of Transmittal, all within three Nasdaq National Market trading days after the date hereof.



 -----------------------------------       -----------------------------------
            Name of Firm                                  Title


 -----------------------------------       -----------------------------------
        Authorized Signature                             Address


 Name:
       -----------------------------       -----------------------------------
        Please Type or Print                   Area Code and Telephone No.

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.